GUARANTY OF PAYMENT


KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, TECHDYNE, INC., a corporation duly organized and existing under the laws of the State of Florida (United States of America), having its principal place of business at 2230 W. 77th Street, Hialeah, Florida, U.S.A. ("TECHDYNE" or the "Guarantor"), is the owner of all of the issued and outstanding capital stock of Techdyne (Scotland) Limited ("Techdyne Scotland") (except that Mr. Daniel J. Chiodo, Chairman of TECHDYNE and Techdyne Scotland is presently the record owner of one (1) share of Techdyne Scotland being held in trust for the benefit of Techdyne (Scotland), a Scottish registered company, with its registered office at Provincial House, 140 West George Street, Glasgow, Scotland and

     WHEREAS, Techdyne Scotland has requested The Royal Bank of Scotland, Plc, a banking corporation organized and existing under the laws of Scotland, having its registered office at 36 St. Andrews Square, Edinburgh, Scotland ("Bank"), to create and extend to Techdyne Scotland a fluctuating credit facility in the amount of Two Hundred Thousand Pounds Sterling (f200,000) (hereinafter the "Facility"); and

     WHEREAS, Techdyne Scotland has requested and may request the Bank in the future to extend it additional overdraft, guarantee, and other financial facilities and credits (collectively referred to herein as the "Future Facilities"); and

     WHEREAS, to induce the Bank to create and extend the Facility and Future Facilities to Techdyne Scotland, TECHDYNE has agreed to execute this Guaranty of Payment in favor of the Bank.

     NOW, THEREFORE, in consideration of the Bank's agreement to make the revolving credit facility available to Techdyne Scotland, TECHDYNE hereby unconditionally guarantees to the Bank, its successors and assigns, the prompt and full payment of all sums due or to become due pursuant to the Facility, together with all interest accrued and to accrue thereon and any other sums, liabilities or obligations of Techdyne Scotland to the Bank, whether under the terms of the Facility, Future Facilities or otherwise or under any other instrument or document evidencing or securing or related to such sums, liabilities or obligations, whether absolute or contingent, due or to become due, whether existing or hereafter arising and however acquired and evidenced, (herein collectively referred to as "the Obliga-tions") up to the total cumulative amount of Two Hundred Thousand Pounds Sterling (f200,000).

     1. The Guarantor shall pay any such Obligations which are not paid when due (or, if the Obligations provide a grace period for payment, the Guarantor shall pay any such sums upon expiration of such grace period). Any and all payments to be made by Guarantor shall be free of any with-holding or deduction of or on account of any taxes, except insofar as such withholding or deduction would have been required or permitted under the applicable Obligations, had Techdyne Scotland made the payment at issue. Each such Obligation may be recovered in a separate action as it comes due, or, in the event that the Bank shall accelerate the maturity of the Obligations pursuant to the Bank's options, the Guarantor shall promptly pay all Obligations up to the maximum amount herein before provided which become due and payable on such acceleration of maturity. The Bank shall have the absolute right to seek one or more money judgments for each cause of action based solely upon this Guaranty.

     2. The obligations of the Guarantor under this Guaranty are direct, unconditional and completely independent of the obligations of Techdyne Scotland. The Bank may exercise any of its rights under this Guaranty, including without limitation bringing and prosecuting any action against the Guarantor, without any requirement that the Bank join Techdyne Scotland as a party to the action, or proceed against any security then held by the Bank for the obligations, or notify or make demand upon or proceed against or exhaust any other remedy against Techdyne Scotland, any other guarantor of the Obligations, or any other person who might have become liable for the Obligations.

     3. The liability assumed under this Guaranty shall not be affected by the Bank's acceptance of any settlement or composition offered by Techdyne Scotland or decreed with respect to Techdyne Scotland by any court, either in liquidation, readjustment, receivership, bankruptcy or otherwise, except only to the extent that such settlement has resulted in actual payment of a part of the Obligations, and then only to that extent. This Guaranty shall continue and remain in full force and effect in the event that all or part of any payment made by Techdyne Scotland in connec-tion with the Obligations is recovered from the Bank as a preference, fraudulent transfer or similar voidable payment under any bankruptcy or insolvency law.

     4. This instrument is a continuing, binding absolute and unconditional guaranty of payment which shall remain in full force and effect until actual payment in full of the Obligations or until terminated by written agreement between the Bank and the Guarantor.

     5. The Guarantor hereby waives any and all defenses to any action or proceeding brought to enforce this Guaranty or-any part of this Guaranty, except the single defense that the sum claimed has actually been paid to the Bank. Without limiting the foregoing in any way, but merely by way of illustration, the Guarantor hereby specifically waives all technical, dilatory or nonmeritorious defenses, and any defense predicated upon:

          (a) incapacity, disability or lack of authority on the part of or any other person; or

          (b)  liquidation, insolvency or bankruptcy of or any other party;

          (c) any change or modificationf or extension or waiver of any term of the Obligations, or any document executed by Techdyne Scotland or any Guarantor with respect to the Obligations, or any indulgence or forbearance or delay on the part of the Bank in the enforcement of any term of the Obligations, or any such document, or any other or further dealings or agreements between the Bank and Techdyne Scotland or between the Bank and any other Guarantor or guarantors or sureties for all or any part of the Obligations; or

          (d) any failure to perfect, release of substitution for, addition to, increase in or impairment of all or any part of the security for the Obligations, or this Guaranty, whether for valuable consideration or otherwise; or

          (e) the fact that there may now or hereafter be other guarantors or sureties liable for all or any part of the Obligations, or that solvent persons other than Techdyne Scotland or the Guarantor may have undertaken the payment of all or any part of the Obligations, whether in connection with any transfer of any collateral for the Obligations or otherwise; or

          (f) subject to paragraph 3 hereof, the full or partial release or discharge of Techdyne Scotland or any other present or future guarantor or guarantors or sureties for all or any part of the Obli-gations; or

          (g) Any other act or omission by the Bank or failure by the Bank to proceed promptly, or any other matter which might, but for this waiver by the Guarantor, be deemed a legal or equitable release or discharge of a surety or guarantor, regardless of whether such act or omission or failure or other matter varies or increases the risk of any Guarantor or affects the rights or remedies of any Guarantor.

     6. The Bank shall not be required to notify the Guarantor of (a) the Bank's acceptance of this Guaranty, (b) any disbursements of funds by or on behalf of the Bank, (c) any modification of any document executed by Techdyne Scotland or any other guarantor in connection with all or any part of the Obligations, nor (d) any default by Techdyne Scotland under the Obligations. The Guarantor hereby waives presentment for payment, demand, protest, notice of protest or dishonor, notice of default, and any other notice or demand whatsoever before the Bank commences to enforce its rights under this Guaranty, whether by judicial proceedings or in any other manner. The Bank shall have no obligation whatsoever to disclose to Guarantor any information the Bank may now possess or hereafter obtain about Techdyne Scotland, regardless of whether (i) the Bank has reason to believe that such information materially increases the risk of Guarantor beyond that which Guarantor intends to assume hereunder, or (ii) the Bank has reason to believe that such information is unknown to any Guarantor, or
(iii) the Bank has a reasonable opportunity to communicate such information to any Guarantor; the Guarantor understands and agrees that the Guarantor is fully responsible for being and keeping informed of the financial condi-tion of Techdyne Scotland and of all circumstances bearing on the risk of failure to repay the Obligations.

     7. Until the Obligations shall have actually been paid in full, the Guarantor hereby (a) agrees not to seek reimbursement or repayment from Techdyne Scotland or the liquidation of any security for the Obligations by reason of having paid monies pursuant to this Guaranty, and (b) waive any right to enforce any remedy as subrogees of or its successors and assigns or to participate in the Obligations or in any security for the Obligations.

     8. In the event of any default by the Guarantor hereunder, the Bank shall have the right to appropriate, at any time and without notice or demand to the Guarantor, any property, balances, credit accounts or monies of Guarantor or Techdyne Scotland which the Bank may have in its possession or control for any purpose, and the Bank may apply the same against the obligations of Guarantor hereunder in any order of application which the Bank may elect from time to time in its sole discretion.

     9. The Guarantor agrees to pay any expenses incurred by the Bank in the collection or enforcement of this Guaranty, including costs and reason-able attorney's fees (including those incurred for appellate or administra-tive or bankruptcy proceedings) in the event that the Bank shall be obliged to resort to the courts or require the services of an attorney to collect under this Guaranty. Any such Obligation under, or payment made pursuant to this section 9 shall not be included in determining whether Guarantor's payments hereunder have met or exceeded its maximum Pounds Sterling Obliga-tion.

     10. The rights and authority granted to the Bank in this Guaranty shall inure to the benefit of its Successors and assigns, and the agree-ments by the Guarantor contained in this Guaranty shall bind the Guarantor and its respective successors and assigns, jointly and severally.

     11. The Bank may assign this Guaranty, in whole or as to such part which has not been realized upon, to any assignee(s) or transferee(s) of the Obligations, without prior notice to or the consent of the Guarantor.

     12. Time shall be of the essence with respect to all of the pro-visions of this Guaranty.

     13. Guarantor has the right, by written notice to the Bank, to terminate this Guaranty of Payment, which termination shall be effective on the date of receipt by the Bank of such notice. Said written notice shall not in any way invalidate, or constitute a defense to, the enforce-ment of this Guaranty of Payment with respect to those Obligations incurred as of the date of receipt of such notice. From and after receipt of said written notice, only as to Obligations incurred or otherwise created after receipt of the notice, this Guaranty will be of no further force or effect.

     14. Any provision of this Guaranty which is prohibited or unenforce-able in any jurisdiction shall, as to such jurisdiction only, be ineffec-tive only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     15. Whenever used in this Guaranty and unless the context otherwise requires, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders. All references in this Guaranty to numbered paragraphs refer to the para-graphs of this Guaranty, unless such reference specifically identifies another document. All references to this Guaranty to sums expressed in Pounds Sterling refer to the lawful currency of the United Kingdom, unless such reference specifically identifies another currency. All references in this Guaranty to sums expressed in dollars refer to the lawful currency of the United States of America, unless such reference specifically identi-fies another currency.

     16. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, United States of America except that U.S. Federal law shall govern to the extent that it may permit the Bank to charge interest from time to time at a rate greater than may be permissible under Florida law. Nothing contained in this Guaranty shall be construed as obligating the Guarantor in any way to be responsible for interest in excess of that which would be lawful for the Guarantor to pay under the circumstances.

     17. The Guarantor and the Bank hereby submit to the jurisdiction of the state courts in the State of Florida, U.S.A. for purposes of any action arising from or growing out of this Guaranty, and each further agrees that the venue of any such action may be laid in Dade County, State of Florida and that, in addition to any other method provided by law for service of process, service of process in any such action may be made on the Guarantor by the delivery of the process to Guarantor's offices at 2230 W. 77th Street, Hialeah, Florida 33016 and to the Bank by delivery to Holland & Knight, 1200 Brickell Ave., Miami, Florida 33131, Attn: Carlos E. Mendez-Penate. THE GUARANTOR AND THE BANK HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS GUARANTY. Nothing contained in this Guaranty, however, shall be deemed to constitute, or to imply the existence of, any agreement by the Bank or the Guarantor to bring any such action only in said courts or to restrict in any way any the Bank's or the Guarantor's remedies or rights to enforce the terms of this Guaranty as, when and where the Bank and the Guarantor shall deem appropriate, in their sole discretion.

     18. In order to induce the Bank to make available the Obligations to Techdyne Scotland, and knowing the Bank shall rely on the following warran-ties and representations, the Guarantor represents and warrants that: (a) TECHDYNE is duly organized, validly existing and in good standing under the laws of the State of Florida, the jurisdiction of its creation, has full power and authority to make this Guaranty in favor of the Bank, and has duly authorized the execution, delivery and performance of this Guaranty by all necessary actions; (b) the execution, delivery and performance of this Guaranty do not and shall not violate any provision of TECHDYNE's governing or constituent documents; (c) TECHDYNE shall be benefitted if the Bank makes the Obligations available to Techdyne Scotland; (d) the execution, delivery and performance of this Guaranty do not and shall not contravene any applicable law, nor result in a breach of or default under any other agreement to which TECHDYNE is a party or by which TECHDYNE may be bound or affected; (e) except as otherwise previously or concurrently disclosed to the Bank in writing, there are no material suits, actions or proceedings pending or threatened against or affecting TECHDYNE before any court of law or equity or any administrative board or tribunal or governmental authority; and (f) TECHDYNE is not in material default under the terms of any other indebtedness or obligation of any Guarantor or with respect to any order, writ, injunction, judgment, decree or demand of any court or tribunal or governmental authority.

     19. TECHDYNE acknowledges: (i) that it has executed this Guaranty of Payment on the basis of its own assessment of and any security provided, and (ii) that it has not been induced to enter into this Guaranty of Payment by any representation made by the Bank. The Bank is not obliged to report to TECHDYNE on the financial position of Techdyne Scotland or of any other guarantor or on any security provided. The Bank shall have no liability to TECHDYNE for granting or disbursing to any loan or guarantee facility, for cancelling or not cancelling a credit, or for demanding or not demanding prepayment under any of the Obligations.

     20. For so long as any Obligations guaranteed pursuant to this Guaranty of Payment are outstanding, TECHDYNE shall deliver to the Bank each year, within 10 days of delivery to its shareholders, a copy of its annual report (including financial statements audited by an independent public accounting firm) and its quarterly reports (including unaudited interim period financial statements prepared by TECHDYNE). All financial statements accompanying or included in such reports shall have been prepared in accordance with U.S.A. generally accepted accounting princi-ples.

     21. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

     IN WITNESS WHEREOF, TECHDYNE has executed this Guaranty on the date set forth below the signature line, to be effective as of February 1, 1989.

Signed, sealed and delivered
in the presence of:             TECHDYNE, INC.

/s/ Robin A. Brandi               /s/ Daniel J. Chiodo
-----------------------------   By----------------------------
                                  Daniel J. Chiodo
                                  Chairman of the Board
                                  and President

                                  Date:  March 13, 1989